UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 28, 2009

RALCORP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Missouri	1-12619	43-1766315
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 Market Street, Suite 2900 Saint Louis, MO	63101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	314-877-7000

___________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 28, 2009, Ralcorp Holdings, Inc. (“Ralcorp”) authorized the issuance and sale of (i) $50,000,000 aggregate principal amount of its 7.45% Senior Notes, Series 2009A, due May 28, 2019 and (ii) $50,000,000 aggregate principal amount of its 7.60% Senior Notes, Series 2009B, due May 28, 2021 (collectively, the “Notes”) pursuant to a Note Purchase Agreement.  The Notes were sold to institutional investors and proceeds from the sale will be used to fund general corporate purposes.

The Notes are subject to standard covenants, representations and warranties.  The obligations of the Company under the Notes are guaranteed by each of the Company’s material U.S. operating subsidiaries.  The Notes constitute unsubordinated indebtedness of Ralcorp and rank equally with all other unsubordinated indebtedness of Ralcorp from time to time outstanding.  At its option, Ralcorp may prepay all or any amount of the outstanding Notes subject to a “make-whole” premium.

The foregoing description of the Notes is qualified in its entirety by reference to the Note Purchase Agreement which is included as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided above in response to Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1	Note Purchase Agreement dated May 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALCORP HOLDINGS, INC.
(Registrant)

Date:	June 3, 2009	By /s/ T. G. Granneman
T. G. Granneman
Duly Authorized Signatory and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Note Purchase Agreement dated May 28, 2009